UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

INVESTVIEW INC.

(Name of Registrant As Specified In Its Charter)

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INVESTVIEW INC.

12244 South Business Park Drive

Draper, Utah 84020

(801) 889-1800

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Draper, Utah
*, 2012

This information statement has been mailed on or about *, 2012 to the stockholders of record on November 27, 2012 (the “Record Date”) of Investview Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the issued and outstanding shares of the Company, dated as of November 27, 2012. The actions to be taken pursuant to the written consent shall be taken on or about *, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Dr. Joseph Louro
Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 27, 2012

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding shares of the Company dated November 27, 2012, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2012:

•	To amend the Company's Articles of Incorporation, (the “Articles of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company from 7,500,000 shares to 15,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 7,500,000 shares of Common Stock, of which 5,597,122 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2012.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding Common Stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before *, 2012. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company's Common Stock from 7,500,000 to 15,000,000 shares of common stock.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the actions. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Actions is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 5,597,122 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our outstanding stock have voted in favor of the following actions:

•	TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, (THE “ARTICLES OF INCORPORATION”) TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE “COMMON STOCK”), OF THE COMPANY FROM 7,500,000 SHARES TO 15,000,000 SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date, is required for approval of the Actions. A majority of the outstanding shares of Common Stock voted in favor of the Actions.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of November 27, 2012, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Dr. Joseph J. Louro (1)	1,093,333(6)	19.0%
Louis Sagar(1)	13,508	*
Nicholas S. Maturo(1)	25,613	*
William C. Kosoff (1)	38,736	*
J. Randy MacDonald (1)	287,500(3)	4.8%
David Kelley (1)	287,500(4)	4.8%
G. Bart Rice	1,393,733(5)	24.6%
All Officers and Directors as a group (6 Persons)	1,746,190	28.6%

* Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Investview, Inc., 12244 South Business Park Drive, Suite 240, Draper Utah, 84020.

(2)	Applicable percentage ownership is based on 5,597,122 shares of common stock outstanding as of November 27, 2012, together with securities exercisable or convertible into shares of common stock within 60 days of November 27, 2012 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 27, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes (i) 125,000 shares of common stock that vest on May 15, 2013 and 125,000 that vest on a quarterly basis for the year ended May 15, 2014. (ii) 25,000 issuable upon conversion of an 8% Secured Convertible Note held by an irrevocable trust in which Mr. MacDonald serves as the trustee and (iii) 12,500 shares of common stock issuable upon exercise of a common stock purchase warrant.

(4)	Includes (i) 125,000 shares of common stock that vest on August 17, 2013 and 125,000 that vest on a quarterly basis for the year ended March 31, 2014. (ii) 25,000 issuable upon conversion of an 8% Secured Convertible Note and (iii) 12,500 shares of common stock issuable upon exercise of a common stock purchase warrant.

(5)	Includes (i) 515,608 shares of common stock held by Mr. Rice personally, (ii) 803,125 shares of common stock held by Allied Global LLC, (iii) 50,000 shares of common stock issuable upon conversion of several 8% Secured Convertible Notes and (iv) 25,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6)	Includes (i) 943,333 shares of common stock, (ii) 100,000 shares of common stock issuable upon conversion of several 8% Secured Convertible Notes and (iii) 50,000 shares of common stock issuable upon exercise of several common stock purchase warrants.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

INCREASE OF AUTHORIZED SHARES

On November 27, 2012, the majority stockholders holding a majority of the issued and outstanding shares of the Company approved an amendment to the Company’s Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 7,500,000 to 15,000,000. The Company currently has authorized capital stock of 7,500,000 shares of Common Stock and approximately 5,597,122 shares of Common Stock are outstanding as of November 27, 2012. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of November 27, 2012, a total of 5,597,122 shares of the Company's currently authorized 7,500,000 shares of Common Stock are issued and outstanding. The Company has also reserved an aggregate of 250,000 shares in connection with its 2012 Incentive Stock Plan and approximately 1,550,000 shares of common stock in connection with other outstanding derivative securities. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 12244 South Business Park Drive, Draper, Utah 84020. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors,

/s/ Dr. Joseph Louro

CEO and Chairman of the Board

Draper, Utah

*, 2012